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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    United Parcel Service of America, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                  55 Glenlake Parkway, NE, Atlanta, GA 30328

                    Notice of Annual Meeting of Shareowners

                                April 29, 1999

To our Shareowners:

  The Annual Meeting of Shareowners of United Parcel Service of America, Inc., a Delaware corporation ("UPS"), will be held at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, on April 29, 1999, at 9:00 A.M., for the following purposes:

  1. To elect a Board of Directors to serve until the next annual meeting of shareowners;

  2. To confirm the appointment of Deloitte & Touche LLP, independent auditors, as auditors of UPS and its subsidiaries for the year ending December 31, 1999; and

  3. To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 1, 1999 as the record date for determining holders of common stock of UPS entitled to notice of and to vote at the meeting.

                                          Joseph R. Moderow
                                              Secretary

Atlanta, GA
March 15, 1999

  IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, KINDLY SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                 [LOGO OF UNITED PARCEL SERVICE APPEARS HERE]
                  55 Glenlake Parkway, NE, Atlanta, GA 30328

                                                                 March 15, 1999

                                PROXY STATEMENT

  The accompanying proxy and voting instructions are solicited by the Board of Directors (the "Board") of United Parcel Service of America, Inc. ("UPS" or the "Company") and are being mailed with this proxy statement to all shareowners on or about March 15, 1999. The person giving a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of UPS, by submitting a subsequent proxy or by voting in person at the meeting. The expense of this proxy solicitation will be paid by UPS. In addition to solicitation by mail, employees may personally solicit proxies for which no additional compensation will be paid.

  Owners of the common stock of UPS (the "Common Stock") held by First Union National Bank ("First Union") as Trustee under the UPS Managers Stock Trust, the UPS Employees Stock Trust and the UPS Qualified Stock Ownership Plan and Trust (the "Trusts") may direct the voting of their shares by executing and returning to First Union voting instructions that they receive along with this notice of meeting and proxy statement. An owner of shares subject to the UPS Managers Stock Trust or the UPS Employees Stock Trust who wishes to vote his or her shares in person may request First Union to issue a proxy to him or her for the number of shares held for his or her account. Shares for which no instructions or requests for proxies are received by First Union prior to April 22, 1999 will be voted by First Union.

  UPS had 558,603,610 shares of Common Stock outstanding and entitled to vote at the close of business on March 1, 1999. These shares are the only securities of UPS entitled to be voted at the Annual Meeting of Shareowners on April 29, 1999 (the "Annual Meeting"). Each share of Common Stock is entitled to one vote except that the voting rights of any shareowner or shareowners as a group who beneficially own more than 10% of the voting stock, except the Trusts or any employee benefit plan of UPS, are limited so that such shareowner or group may cast only one one-hundredth of a vote with respect to each share in excess of 10 percent of the outstanding shares of Common Stock. Only shareowners of record at the close of business on March 1, 1999 will be entitled to vote. Saul & Co., nominee for First Union, is the record owner of 362,980,550 shares, constituting 64.98% of the Common Stock outstanding and entitled to vote as of March 1, 1999.

  UPS's By-Laws provide that at any meeting of shareowners, the holders of a majority of the issued and outstanding Common Stock present in person or by proxy constitute a quorum for the transaction of business at the meeting. The election of directors will be decided by a plurality of the votes of the shares present, in person or by proxy, and entitled to vote thereon. The ratification of the appointment of Deloitte & Touche LLP as independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote thereon. An abstention will be counted as a vote against the ratification of Deloitte & Touche LLP as independent auditors.

  With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its shareowners.

                             ELECTION OF DIRECTORS

  All shares of stock represented by properly executed proxies received in response to this solicitation will be voted for the election of the directors specified therein by the shareowners. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of the following persons as directors who, if elected, will serve until the next annual meeting and until the election and qualification of their successors. All directors are elected annually.

Nominees

  A Board of 15 directors will be elected at the Annual Meeting. All of the current directors have been nominated for re-election. Set forth below is certain biographical information concerning each of the nominees for election as a director.

[Photo of
John W. Alden         John W. Alden            Age 57             Director
appears here]                                                     since 1988
                      UPS Vice Chairman of the Board, Senior Vice President and Business Development Group Manager

                      In 1986, John joined the Management Committee and was elected Senior Vice President of Business Development.
                      He has served on the Company's Board of Directors since 1988 and in November 1996 became Vice Chairman of the Board. He presently oversees marketing, sales, advertising, public relations and the UPS Logistics
                      Group and its subsidiaries. John, who majored in history while attending Boston University, started with UPS as an operations report clerk in Watertown, Massachusetts
                      in 1965. Two years later, he was promoted into supervision. After several staff and hub assignments, he became the East New England District Customer Service Office Manager in 1971. The following year, John was named to manage the Customer Service function for the district. In 1977, John was promoted to Midwest Region Customer Service Manager, and in 1978 he joined the UPS corporate office as Customer Development Manager. John is also a director of Browning-Ferris Industries, Inc., and he serves on its compensation committee.
                      ---------------------------------------------------------

[Photo of
William H. Brown, III William H. Brown, III    Age 71             Director
appears here]                                                     since 1983
                      Partner in the law firm of Schnader Harrison Segal & Lewis LLP in Philadelphia, Pennsylvania

                      Bill received a bachelor's degree from Temple University in 1952 and graduated from the University of
                      Pennsylvania School of Law in 1955. From 1955 to 1968, Bill practiced in a small law firm from which four of seven partners became federal judges, and three others became state judges. In 1968, he became a Deputy
                      District Attorney in Philadelphia. Bill was appointed to the U.S. Equal Employment Opportunity Commission by President Johnson in 1968 and was selected as its Chairman by President Nixon in 1969. While with the
                      EEOC, he won nationwide attention for his work in negotiating a consent decree in the EEOC complaint against AT&T. Bill joined his current firm after leaving his EEOC post in 1973. Since then, his broad experience in litigation and other matters includes handling a number of legal matters on behalf of UPS.
                      ---------------------------------------------------------

                      Robert J. Clanin         Age 55             Director
[Photo of                                                         since 1996
Robert J. Clanin      UPS Senior Vice President, Treasurer and Chief Financial
appears here]         Officer

                      Bob joined UPS in 1971 as a part-time accounting clerk in the Metro Chicago District. Two years later he was promoted to Accounting Manager. In 1979 he was named Wisconsin District Controller and worked in Corporate Finance and Accounting before accepting the position of Southwest Region Controller in 1987. Bob returned to corporate in 1989 as Treasury Manager and then Finance Manager prior to assuming responsibilities for his present position. Bob received a bachelor's degree from Bradley University in Business Administration. Bob is also a director of the Georgia Council on Economic Education and Overseas Partners Ltd.

[Photo of
Michael L. Eskew
appears here]         Michael L. Eskew         Age 49             Director
                                                                  since 1998
                      UPS Senior Vice President and Group Manager of
                      Engineering and Corporate Development

                      Mike joined UPS in 1972, after he received a Bachelor of Science Degree in Industrial Engineering from Purdue University; he also attended graduate school at Butler University and completed the Advanced Management Program at the Wharton School of the University of Pennsylvania. Mike was responsible for all industrial engineering activities in Germany when the Company began its international expansion into Germany. In 1982, he was named Industrial Engineering ("I.E.") Manager of our Northwest Region. He was in charge of I.E. for the Air Group from 1984 to 1991. Mike was a District Manager in the Central Jersey District from 1991 to 1993, and was promoted to Corporate I.E. Manager in 1993. He became Manager of our Engineering Group in 1996. Mike serves on the Georgia Institute of Technology's Advisory Board,
                      and is a member of the University of Michigan Trucking Industry Program.
                      ---------------------------------------------------------

[Photo of
James P. Kelly
appears here]         James P. Kelly           Age 55             Director
                                                                  since 1991
                      UPS Chairman of the Board and Chief Executive Officer

                      Jim joined UPS in 1964 as a package car driver in the Metro Jersey District. He entered supervision two years later and was promoted to Center Manager in 1968. Subsequent assignments included Package Division Manager and Labor Relations Manager in the Metro Jersey
                      District. By attending night school during that period, he earned a degree in Management from Rutgers
                      University. Jim was named Atlantic District Manager in 1979 and later served as Pacific Region Labor Relations Manager before being promoted to North Central Region Manager in 1985. In 1988, he was assigned as a Corporate Labor Relations Manager and became U.S. Operations Manager in 1990. In June 1992, Jim became Chief
                      Operating Officer and in February 1994, he became Executive Vice President. From May through December
                      1996, Jim was Vice Chairman, and in January 1997, he was elected the Chief Executive Officer and Chairman of the Board of the Company. Jim is also a director of
                      Unisource Worldwide, Inc., a vendor of office supplies.
                      ---------------------------------------------------------

[Photo of
Ann M. Livermore
appears here]         Ann M. Livermore         Age 40             Director
                      Vice President of Hewlett-Packard Company   since 1997

                      Ann is vice president of Hewlett-Packard Company ("HP") and general manager of its Enterprise Computing
                      Solutions Organization. Ann joined HP in 1982, was named marketing services manager for the Application Support Division in 1985, and was promoted to marketing manager of that division in 1989. Ann became the marketing manager of the Professional Services Division in 1991 and was named sales and marketing manager of the former Worldwide Customer Support Organization. Ann was elected a vice president of HP in 1995 and was promoted to general manager of Worldwide Customer Support Operations in 1996. In 1997, she took on responsibility for HP's software businesses as general manager of the newly formed Software and Services Group. In 1998, she was named general manager of the new Enterprise Computing Solutions Organization. Born in Greensboro, N.C., Ann holds a bachelor's degree in Economics from the University of North Carolina at Chapel Hill and an
                      M.B.A. from Stanford University. Ann is also on the
                      board of visitors of the Kenan-Flagler Business School
                      at the University of North Carolina at Chapel Hill.
                      ---------------------------------------------------------

[Photo of
Gary E. MacDougal
appears here]         Gary E. MacDougal        Age 62             Director
                                                                  since 1973
                      Former Chairman of the Board and Chief Executive Officer of Mark Controls Corporation

                      From 1963 to 1968, Gary was with McKinsey & Co., an international management consulting firm, where he became a partner. From 1969 to 1987, Gary was Chairman and Chief Executive Officer of Mark Controls Corporation (flow control products manufacturer). In 1988, he became honorary Chairman. Also in 1988, Gary was assistant campaign manager in the Bush presidential campaign, and in 1989 was appointed by President Bush as a delegate and alternate representative in the U.S. delegation to the United Nations. He is a Director of the Bulgarian American Enterprise Fund and a trustee of the Annie E. Casey Foundation. From 1993 to 1997, he was Chairman of the Governor's Task Force on Human Service Reform for the State of Illinois. Gary received his bachelor's degree from the University of California at Los Angeles in Engineering in 1958. After receiving his degree, he spent three years as a U.S. Navy officer. Following service, Gary attended Harvard Business School where he received his M.B.A. degree. He is a director and Chairman of the public policy committee and a member of the compensation and nominating committee of Union Camp Corporation, a forest products producer. He also serves as an advisory director of Saratoga Partners, a New York-based venture capital fund.

[Photo of
Joseph R. Moderow
appears here]         Joseph R. Moderow        Age 50             Director
                                                                  since 1988
                      UPS Senior Vice President, Secretary and Legal & Public
                      Affairs Group Manager

                      In 1986, Joe was named Legal & Regulatory Group Manager and elected Senior Vice President and Secretary. He assumed additional responsibility for Public Affairs in 1989. Joe began his UPS career in 1968 as a sorter and unloader in the South California District while an undergraduate student. He earned a bachelor's degree in Economics from California State University and a law degree from Western State University. He is a member of the State Bar of California. Joe was promoted into supervision in 1973 and later served as the Arizona District Industrial Engineering Manager. In 1977, he was assigned to the National Legal & Regulatory Group. In 1981, Joe participated in the President's Commission on Executive Exchange in Washington, DC where he served in the U.S. Department of Labor. In 1982, Joe became the West Virginia District Manager. He was then assigned to the national Labor Relations group and later headed the operations team during the start-up of international air service.
                      ---------------------------------------------------------

[Photo of
Kent C. ("Oz") Nelson
appears here]         Kent C. ("Oz") Nelson    Age 61             Director
                                                                  since 1983
                      Former UPS Chairman of the Board and Chief Executive
                      Officer

                      Oz graduated from Ball State University in 1959 with a bachelor's degree in Business Administration. Two days later he began his UPS career as a Sales and Customer Service Representative in Kokomo, Indiana. He served as Customer Service Manager in the Indiana, North Illinois and Metro Chicago Districts as well as the North Central Region. In 1973, Oz assumed national customer development responsibilities. He served first on the study team and then on the team that implemented our service in Germany in 1976. In 1978, he was named National Customer Service Manager and was also assigned to develop our Marketing Department. Oz was elected Senior Vice President in 1983 and was our Finance Group Manager and Chief Financial Officer from 1984 to 1987.
                      He became Executive Vice President in 1986 and Vice Chairman in February 1989. In November 1989, Oz
                      succeeded Jack Rogers as Chief Executive Officer and Chairman of the Board. In January 1997, Oz retired as Chief Executive Officer and Chairman of the Board of the Company. He is also a director of Columbia/HCA
                      Healthcare Corporation.
                      ---------------------------------------------------------

[Photo of
Victor A. Pelson
appears here]         Victor A. Pelson         Age 61             Director
                      Senior Advisor, Warburg Dillon Read, LLC    since 1990

                      Prior to the merger of SBC Warburg and Dillon Read in 1997, Vic served as a Director and Senior Advisor to the New York investment banking firm of Dillon Read since April 1996. He previously was Chairman of Global Operations for AT&T, with responsibility for AT&T's operations in the U.S. and around the world. Vic started with AT&T in 1959 as an engineer and held a variety of assignments in different departments, including engineering, operations, finance, marketing and sales. At the time of his retirement from AT&T in 1996, he was a member of the AT&T Board of Directors and the Management Executive Committee. He is also a member of the Board of Directors of Eaton Corp. and Carrier I International, S.A. Vic received a bachelor's degree from New Jersey Institute of Technology and an M.B.A. from New York University. He is Chairman of the Board of Trustees of New Jersey Institute of Technology.

                      ---------------------------------------------------------

[Photo of
John W. Rogers        John W. Rogers           Age 65             Director
appears here]                                                     since 1979
                      Former UPS Chairman of the Board and Chief Executive
                      Officer

                      Jack was elected a Director and Vice President in November 1979. In January of that year, he was given responsibility for our national operations. Jack graduated from Miami University in Ohio with a degree in Business Administration in 1957. He began his career with UPS that same year as a trainee in Cincinnati. His first UPS assignments involved night loading and delivering. He next worked in industrial engineering and personnel before entering hub and delivery operations. Jack was then promoted to Division Manager in Chicago and later Operations Manager in the Wisconsin District. He became the first Georgia District Manager in 1966. In 1972, he was appointed West Region Manager. Two years later, he was named the Northeast Region Manager. In 1976, Jack was assigned to national operations with coordinating responsibilities for four regions. He was elected Senior Vice President and then Vice Chairman in 1983 and became Chief Executive Officer and Chairman of the Board of the Company in May 1984. He stepped down as Chairman of the Board in November 1989 and retired from active employment at the end of that year.

[photo of             Charles L. Schaffer      Age 53             Director
Charles L. Schaffer                                               since 1992
appears here]         UPS Senior Vice President and Chief Operating Officer
                      Chuck joined UPS in 1970 as a part-time loader/unloader
                      in the Metro Chicago District. He was later promoted to
                      hub supervisor, and became a full-time personnel
                      supervisor in 1973 after graduation from the University
                      of Illinois where he earned a bachelor's degree in
                      Quantitative Methods. He was assigned to Industrial
                      Engineering ("I.E.") in 1974, and became a member of the
                      West Region I.E. staff in 1977. Chuck was promoted to
                      Missouri District I.E. Manager in 1978. Chuck then held
                      a variety of package and hub operations assignments
                      before being named North Illinois I.E. Manager in 1981.
                      He was promoted to Midwest Region I.E. Manager in 1984.
                      In 1986, Chuck was named Arizona District Manager. In
                      1988, he became the Technology Task Group Coordinator in
                      Strategic Planning, and was promoted to Corporate Plant
                      Engineering Manager in 1989. Chuck became our
                      Engineering Group Manager in 1990 and in 1996 he was
                      promoted to U.S. Operations Manager. In 1997, Chuck
                      became our Chief Operating Officer. Chuck is also
                      Chairman of the Board of Trustees for Kettering
                      University.
                      ---------------------------------------------------------

[photo of
Lea N. Soupata        Lea N. Soupata           Age 48             Director
appears here]                                                     since 1998
                      UPS Senior Vice President and Human Resources Group
                      Manager

                      A native of New York City, Lea joined UPS in 1969 and is now responsible for the human resources function for approximately 333,000 employees worldwide. Following several assignments with UPS in Human Resources, Sales and Operations, Lea became the Human Resources Manager in the company's North New England and Metro New York Districts. Lea also served as Regional Human Resources Manager for the East and East Central Regions. In 1990, Lea became the District Manager of the Central New York District. She was transferred in 1994 to the Company's corporate office as Vice President of Human Resources prior to being named to her current position. Lea serves as chair of The UPS Foundation, the Company's charitable arm, and has been active in a number of community services programs, including United Way. She is also a trustee of the Annie E. Casey Foundation, the world's largest philanthropic foundation dedicated to helping disadvantaged children.

                      ---------------------------------------------------------

[photo of
Robert M. Teeter      Robert M. Teeter         Age 60             Director
appears here]         President of Coldwater Corporation          since 1990

                      Bob is a graduate of Albion College and holds a master's degree from Michigan State University. He is president of Coldwater Corporation, a Michigan consulting and research firm that specializes in the areas of strategic planning, policy development and public opinion analysis. For more than 20 years he held several management positions, including President of Market Opinion Research Company, one of the nation's largest marketing research firms. Bob is also a director of Browning-Ferris Industries, Inc., Optical Imaging Systems and Durakon Industries.

                      ---------------------------------------------------------

[photo of
Thomas H. Weidemeyer  Thomas H. Weidemeyer     Age 51             Director
appears here]                                                     since 1998
                      UPS Senior Vice President and Transportation Group
                      Manager

                      Tom joined UPS in 1972 in National Personnel after receiving his Law Degree from the University of North Carolina Law School and his Bachelor's Degree from Colgate University. In 1974, he moved to the Metro Detroit District and worked in various operations assignments. In 1978, he joined the Company's Legal Department. In 1986, he was promoted to District Manager of Arkansas and later helped set up our Northwest Ohio District. Tom became Manager of the Americas Region in 1989, and in that capacity established the delivery network throughout Central and South America. In 1990, Tom became Vice President and Airline Manager of UPS Airlines and in 1994 was elected President and Chief Operating Officer of that subsidiary. Tom became Manager of the Air Group and a member of the Management Committee that same year. He serves on the Board of Directors of the Air Transport Association of America and is a member of the Military Airlift Committee. He also serves on the Board of the National Center for Family Literacy.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE FOR
                   THE ELECTION OF THE DIRECTORS NAMED ABOVE

Stock Ownership

  Set forth below is information relating to the beneficial ownership of Common Stock by (i) each person known by UPS to own beneficially more than five percent of the outstanding Common Stock, (ii) each director or director nominee, (iii) the Chief Executive Officer and each of the four highest paid executive officers and (iv) all directors and executive officers as a group:

                                     Common Stock Held as of January 31, 1999
                          ----------------------------------------------------------------------
                          Number of shares as     Additional Shares
                              to which the           in which the
                            Beneficial Owner       Beneficial Owner
                             Exercises Sole     has or Participates in
                          Voting or Investment      the Voting or          Total Shares and
Name of Beneficial Owner         Power           Investment Power(4)      Percent of Class(6)
------------------------  --------------------  ----------------------    ----------------------
John W. Alden...........         196,651(1)(2)        21,834,274(a)         22,030,925   4.01
William H. Brown, III...          31,640                       0                31,640   0.01
Robert J. Clanin........         210,009(1)(2)        22,882,923(a)(c)      23,092,932   4.20
Michael L. Eskew........         110,535(1)(2)         1,048,649(c)          1,159,184   0.21
James P. Kelly..........         207,172(1)(2)        22,882,923(a)(c)      23,090,095   4.20
Ann M. Livermore........           2,229                       0                 2,229   0.00
Gary E. MacDougal.......          35,991(1)           21,834,274(a)         21,870,265   3.98
Joseph R. Moderow.......         154,243(1)(2)        24,183,821(a)(b)      24,338,064   4.42
Kent C. Nelson..........         270,448(1)(2)        24,183,821(a)(b)      24,454,269   4.45
Victor A. Pelson........          12,344                       0                12,344   0.00
John W. Rogers..........         450,971(1)                    0               450,971   0.08
Charles L. Schaffer.....         177,838(1)(2)         1,168,900(e)          1,346,738   0.24
Lea N. Soupata..........         103,060(2)           24,240,923(a)(c)(d)   24,343,983   4.43
Robert M. Teeter........          30,000                       0                30,000   0.01
Thomas H. Weidemeyer....         169,309(1)(2)         1,048,649(c)          1,217,958   0.22
Shares held by all
 directors and executive
 officers as a group
 (including the above)..       2,853,893(3)           27,759,370(5)         30,613,263   5.56

--------
(1) The amounts shown in this column include an aggregate of 366,171 shares owned by or held in trust for the members of the families of Messrs. Alden, Clanin, Eskew, Kelly, MacDougal, Moderow, Nelson, Rogers, Schaffer, Weidemeyer and five other executive officers, as to which they disclaim all beneficial ownership.
(2) Includes shares which may be acquired within 60 days of January 31, 1999, upon the exercise of outstanding stock options as follows: Alden --
     17,707; Clanin -- 4,293; Eskew -- 3,606; Kelly -- 21,249; Moderow --
    16,420; Nelson -- 33,483; Schaffer -- 15,776; Soupata -- 3,022; and
    Weidemeyer -- 9,337.
(3) Shares owned by executive officers as a group include 163,620 shares which may be acquired within 60 days of January 31, 1999, upon the exercise of outstanding stock options.
(4) None of the directors and the officers listed in the table above, nor members of their families, have any ownership rights in the shares listed in this column. Of the shares (a) 21,834,274 shares are owned by the Annie
    E. Casey Foundation, Inc., of which Messrs. Alden, Clanin, Kelly, MacDougal, Moderow and Nelson, Ms. Soupata, and other non-UPS persons constitute the corporate Board of Trustees, (b) 2,349,547 shares are held by various trusts of which Messrs. Moderow and Nelson are co-fiduciaries,
    (c) 1,048,649 shares are held by the UPS Foundation, Inc., a Company-sponsored charitable foundation of which Messrs. Clanin, Eskew, Kelly and Weidemeyer, Ms. Soupata and an executive officer not listed above, are trustees, (d) 1,358,000 shares are held by two Voluntary Employee Beneficiary Associations ("VEBAs") of which Ms. Soupata is a fiduciary, and (e) 1,168,900 shares that are held by an employee benefit plan of which Mr. Schaffer is a trustee.
(5) This number includes shares held by the foundations, VEBAs, employee benefit plans and trusts of which directors and executive officers listed above are trustees or fiduciaries. This number eliminates duplications in the reported number of shares arising from the fact that several directors and executive officers share in the voting power with respect to these shares.
(6) The percentages are calculated on the basis of the amount of outstanding shares plus the shares which may be acquired by the named individual and the group, as applicable, within 60 days of January 31, 1999, upon exercise of outstanding stock options.

  These holdings are reported in accordance with regulations of the Securities and Exchange Commission (the "SEC") requiring disclosure of shares as to which directors and Named Executive Officers (defined herein) hold voting or dispositive power, notwithstanding that they are held in a fiduciary, rather than a personal capacity, and that such power is shared among a number of fiduciaries including, in several cases, corporate trustees, directors or other persons who are neither executive officers nor directors of UPS.

Meetings of the Board of Directors

  The UPS Board of Directors held four meetings during 1998. During 1998, each director of UPS attended at least 75% of the total number of meetings of the Board and any committees of which he or she was a member.

Committees of the Board of Directors

  The UPS Board of Directors has an Executive Committee, an Audit Committee, an Officer Compensation Committee, a Salary Committee and a Nominating Committee.

  Messrs. Alden, Clanin, Kelly, Moderow and Schaffer served as members of the Executive Committee throughout 1998. Mr. Tyler served as a member of the Executive Committee until his retirement on January 15, 1998, and Messrs. Eskew and Weidemeyer and Ms. Soupata have served as members of the Committee since their appointments in May 1998. This Committee may exercise all powers of the Board of Directors in the management of the business and affairs of UPS except for those powers expressly reserved to the Board under Delaware law (such as amendment of the Certificate of Incorporation or By-Laws, declaration of dividends, issuance of stock, mergers, consolidations, a sale of substantially all of the assets of UPS and a dissolution). In 1998, this Committee held 13 meetings.

  Mr. Brown served as a member of the Audit Committee throughout 1998, Mr. Kaysen served as a member of the Committee until April 1998, and Ms. Livermore has served as a member of the Committee since her appointment in February 1998. The primary responsibilities of the Audit Committee are to recommend annually the independent public auditors for appointment by the Board as auditors for UPS and its subsidiaries; review the scope of the audit made by the accountants; review the audit reports submitted by the accountants; review the annual program for the internal audit of records and procedures; review audit reports submitted by the internal auditing staff; conduct such other reviews as the Audit Committee deems appropriate and make reports and recommendations to the Board within the scope of its functions. In 1998, this Committee held three meetings.

  Messrs. Pelson, MacDougal and Rogers served as members of the Officer Compensation Committee throughout 1998. The primary responsibility of this Committee is to set the proper and appropriate compensation of the Chairman and Chief Executive Officer ("CEO") and to set the proper and appropriate compensation of executive officers based upon the recommendation of the CEO. The Committee is also responsible for making awards to the executive officers under the UPS 1996 Stock Option Plan (the "1996 Plan") and the UPS Managers Incentive Plan. The 1996 Plan also provides for grants of options to non-employee directors. In 1998, the Officer Compensation Committee held two meetings. See "Compensation of Executive Officers and Other Information --
 Compensation of Directors."

  Messrs. Clanin and Kelly served as members of the Salary Committee throughout 1998, and Ms. Soupata served as administrator of the Committee until April 1998 and has since served as a member of the Committee. This Committee determines the compensation for all management employees other than executive officers, and is responsible for the administration of the UPS Managers Incentive Plan, the UPS 1991 Stock Option Plan (the "1991 Plan") and the 1996 Plan for such employees. In 1998, the Salary Committee held 12 meetings.

  Messrs. Nelson, Rogers and Teeter served as members of the Nominating Committee throughout 1998, and Mr. Kaysen served as a member of the Committee until April 1998. This Committee recommends nominees for election to the Board. Under the By-laws of UPS and SEC regulations, any shareowner proposals or director nominations for the 2000 Annual Meeting of Shareowners must be received by the Secretary of UPS not later than November 16, 1999. In 1998, this Committee held one meeting.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the SEC. Directors, executive officers and greater than 10% shareowners are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, its directors and executive officers complied during 1998 with all applicable Section 16(a) filing requirements.

           COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

  The following table shows the cash compensation paid or to be paid by UPS or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated to the Chief Executive Officer and the other four highest paid executive officers of UPS for such period (the "Named Executive Officers"), in all capacities in which they served:

                          SUMMARY COMPENSATION TABLE

                                                   Long Term
                                                  Compensation
                                                     Awards
                                                  ------------
                                     Annual
                                  Compensation     Securities
                                -----------------  Underlying
Name and Principal                                   Stock        All Other
Position                   Year  Salary  Bonus(1)   Options    Compensation(2)
------------------         ---- -------- -------- ------------ ---------------
James P. Kelly             1998 $771,500 $319,277    50,468        $4,800
 Chairman and Chief        1997 $717,500 $169,647    21,621           --
 Executive Officer         1996 $575,500 $182,260    22,298           --
John W. Alden              1998 $588,000 $252,480    38,493        $4,800
 Vice Chairman, Sr. Vice   1997 $550,500 $134,726    19,321           --
 President and Business    1996 $470,000 $148,748    17,737           --
 Development Group Manager
Robert J. Clanin           1998 $450,500 $194,620    29,084        $4,800
 Sr. Vice President,
  Treasurer and            1997 $409,000 $102,629    13,801           --
 Chief Financial Officer   1996 $363,000 $120,635    13,683           --
Joseph R. Moderow          1998 $442,000 $189,360    29,084        $4,800
 Sr. Vice President,
  Secretary and            1997 $417,000 $110,160    14,721           --
 Legal & Public Affairs
  Group Manager            1996 $392,000 $134,769    15,203           --
Charles L. Schaffer        1998 $492,000 $210,400    29,939        $4,800
 Sr. Vice President and    1997 $427,500 $113,400    14,951           --
 Chief Operating Officer   1996 $396,250 $137,150    15,203           --

--------

(1) Reflects the value of awards accrued and paid under the UPS Managers Incentive Plan for the respective fiscal years.

(2) Reflects the value of UPS common stock contributed by UPS to the accounts of the named individuals pursuant to the UPS SavingsPLUS plan.

Stock Option Grants

  The following table sets forth information concerning option grants to the Named Executive Officers in 1998:

                        STOCK OPTION GRANTS DURING 1998

                                                                       Potential Realized Value at
                         Number of   % of Total                          Assumed Annual Rates of
                         Securities   Options                         Stock Price Appreciation for
                         Underlying  Granted to  Exercise                      Option Term
                          Options   Employees in Price per Expiration -----------------------------
          Name            Granted       1998     Share(1)   Date(2)         5%            10%
          ----           ---------- ------------ --------- ---------- -------------- --------------
James P. Kelly..........   50,468       1.23%     $ 32.00     2003    $      446,188 $      985,959
John W. Alden...........   38,493       0.94%     $ 32.00     2003    $      340,317 $      752,012
Robert J. Clanin........   29,084       0.71%     $ 32.00     2003          $257,132 $      568,194
Joseph R. Moderow.......   29,084       0.71%     $ 32.00     2003    $      257,132 $      568,194
Charles L. Schaffer.....   29,939       0.73%     $ 32.00     2003    $      264,691 $      584,898

--------
(1) Represents the current price on the date of grant. The exercise price may be paid by the delivery of already owned shares, subject to certain conditions.
(2) Generally, options may not be exercised until the expiration of five years from the date of grant, and then from April 1 through April 30 of the exercise year.

Stock Option Exercises and Holdings

  The following table sets forth information on stock option exercises in 1998 by the Named Executive Officers and the value of such officers' unexercised options on December 31, 1998:

        AGGREGATED OPTION EXERCISES IN 1998 AND YEAR END OPTION VALUES

                                                       Number of
                                                      Securities
                                                      Underlying     Value of
                                                      Unexercised   Unexercised
                                                      Options at   In-the-Money
                                                        End of      Options at
                                  Shares               1998 (2)     End of 1998
                               Acquired on   Value   Exercisable/  Exercisable/
             Name              Exercise (1) Realized Unexercisable Unexercisable
             ----              ------------ -------- ------------- -------------
James P. Kelly................    21,175    $280,569     None/          N/A
                                                        137,533     $1,669,478
John W. Alden.................    18,254    $241,866     None/          N/A
                                                        110,545     $1,349,485
Robert J. Clanin..............     3,895    $ 51,609     None/          N/A
                                                        71,233      $  801,050
Joseph R. Moderow.............    17,159    $227,357     None/          N/A
                                                        91,274      $1,146,574
Charles L. Schaffer...........    15,333    $203,162     None/          N/A
                                                        91,139      $1,134,337

--------
(1) Represents gross number of common shares underlying the options exercised under the 1991 Plan.
(2) Represents common shares subject to options granted under the 1991 and 1996 Plans.

Retirement Plans

  The following table shows the estimated annual retirement benefit payable on a single life only annuity basis to participating employees, including the Named Executive Officers, under the UPS Retirement Plan and UPS Excess Coordinating Benefit Plan upon retirement (assumed to occur at age 65). Participating employees are also entitled to receive $16,008 per year (maximum currently payable) in primary Social Security benefits:

                          Estimated Annual Retirement Benefits (as of 12/31/98)
                                      for Years of Service Indicated
                          ------------------------------------------------------
Average Final Earnings     15 Years   20 Years   25 Years   30 Years   35 Years
----------------------    ---------- ---------- ---------- ---------- ----------
$  200,000...............   $ 45,998   $ 61,325   $ 76,669   $ 91,996   $107,341
$  250,000...............   $ 58,498   $ 77,990   $ 97,504   $116,996   $136,511
$  300,000...............   $ 70,998   $ 94,655   $118,339   $141,996   $165,681
$  350,000...............   $ 83,498   $111,320   $139,174   $166,996   $194,851
$  400,000...............   $ 95,998   $127,985   $160,009   $191,996   $224,021
$  450,000...............   $108,498   $144,650   $180,844   $216,996   $253,191
$  500,000...............   $120,998   $161,315   $201,679   $241,996   $282,361
$  600,000...............   $145,998   $194,645   $243,349   $291,996   $340,701
$  700,000...............   $170,998   $227,975   $285,019   $341,996   $399,041
$  800,000...............   $195,998   $261,305   $326,689   $391,996   $457,381
$  900,000...............   $220,998   $294,635   $368,359   $441,996   $515,721
$1,000,000...............   $245,998   $327,965   $410,029   $491,996   $574,061
$1,100,000...............   $270,998   $361,295   $451,699   $541,996   $632,401
$1,200,000...............   $295,998   $394,625   $493,369   $591,996   $690,741

Amounts exceeding $120,000 (which is adjusted from time to time by the Internal Revenue Service) would be paid pursuant to the UPS Excess Coordinating Benefit Plan. Pursuant to this plan, participants may choose to receive the benefit in the form of a life annuity, cash lump sum or life insurance with a cash value up to 100% of the present value of the benefit. Beginning with 1994, no more than $150,000 (which is adjusted from time to time by the Internal Revenue Service) of cash compensation could be taken into account in calculating benefits payable under the UPS Retirement Plan. Participants who elect forms of payment with survivor options will receive lesser amounts than those shown in the above table.

  The compensation upon which the benefits are summarized in the table above includes salary and bonuses awarded under the UPS Managers Incentive Plan (the "Covered Compensation"). The average final compensation for each participant in the plans is the average Covered Compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

  As of December 31, 1998, estimated or actual credited years of service under the plans to the Named Executive Officers was as follows: Kelly -- 34, Alden -- 34, Schaffer -- 29, Clanin--28 and Moderow -- 28.

  The plans permit participants with 25 or more years of benefit service to retire as early as age 55 with no or only a limited reduction in the amount of their monthly benefits.

Report of the Officer Compensation Committee on Executive Compensation

  The Officer Compensation Committee of the Board of Directors has furnished the following report on Executive Compensation:

  The Officer Compensation Committee of the Board of Directors has responsibility for determining the salary of the CEO, and for approving the salaries of all other executive officers, including those named above, after recommendation of the CEO. The Committee also determines the eligibility of executive officers to participate in awards under the UPS Managers Incentive Plan and the eligibility and levels of participation of executive officers in stock options granted under the 1996 Plan. The Committee is assisted in the conduct of its responsibilities by the compensation department of the Company's Human Resources group and by independent compensation consultants.

  One of the most important of UPS's compensation policies is its historical focus on its "manager-owner" concept, which has played a central role in the Company's development and success. Throughout its history, UPS has endeavored to be owned by its managers and managed by its owners. To achieve this objective, UPS has for many years maintained compensation plans intended to facilitate stock ownership by its management employees. The UPS Managers Incentive Plan, the 1996 Plan and UPS SavingsPLUS are examples of such plans.

  UPS also has a long-standing policy of promotion from within, wherever possible, which has significantly reduced, relative to other companies, its need to hire managers and executive officers from outside the Company. UPS's overall management organization is comprised, to a high degree, of employees who have spent virtually their entire careers with the Company.

  UPS's executive compensation has been strongly influenced by these policies. The CEO and the other Named Executive Officers are all long-term employees of UPS, each having more than 25 years of service. Because UPS's plans are designed to foster stock ownership by its managers, each Named Executive Officer has accumulated a meaningful number of shares of Common Stock. As a result, the interests of shareowners and the Company's executive officers are closely aligned, and the executive officers have strong incentives to provide for the effective management of UPS. In the case of each of the Named Executive Officers, appreciation derived from stock ownership, dividends and from awards under the UPS Managers Incentive Plan and the 1996 Plan exceed or nearly exceed direct cash compensation. Of the forms of compensation used by the Company, the awards granted under the UPS Managers Incentive Plan are most directly keyed to corporate performance because the aggregate amount available for distribution under the UPS Managers Incentive Plan is based on Company profits.

  With respect to cash compensation, the Committee reviews data received directly from consultants concerning compensation for comparable positions at companies having similar revenues, irrespective of the financial performance of those companies. The 1998 salaries of UPS's executive officers, including that of its CEO, were less than median compensation levels at similarly sized companies. The companies used for executive compensation comparisons are not limited to the companies comprising the S&P 500 Index and the Dow Jones Transport Average used in the performance charts following this report.

  In determining the appropriate CEO compensation and in approving the appropriate compensation of each executive officer, the Committee does not employ formulas but instead exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to the Company's success, experience and ability, past short-term and long-term job performance and salary history. A significant factor in determining annual salary increases is the strong desire of the Committee to keep the compensation levels of executive officers equitable when compared to the compensation of other executives with similar responsibilities at comparable companies and when compared to the compensation of other UPS management positions. The Committee places a strong emphasis on teamwork, and annual base salaries are not dependent on objective, corporate performance standards for any executive officers, including the CEO.

  Awards under the Managers Incentive Plan are determined by a formula that takes into consideration Company profits, monthly salary, the number of participants and the level of participation. The level of participation for executive officers is the same as for approximately 10,000 participating employees at or above the center manager level.

  Options granted under the 1996 Plan are long-term options intended to promote continuity of employment and to provide an additional opportunity for stock ownership. Generally, eligible employees include division managers, district department managers and others having equivalent or greater responsibilities. The value of options on the date of the grant is based on salary and level of participation.

  Section 162(m) of the Internal Revenue Code makes compensation paid to certain executives in amounts in excess of $1 million not deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements or satisfies one of various other exemptions. The Committee has not adopted a policy that all compensation be deductible under
Section 162(m), in order to preserve the Committee's flexibility to compensate executive officers.

  Graphs depicting five-year and ten-year returns to shareowners are set forth following this report. The five-year graph is required under the proxy rules of the SEC. The ten-year graph was included to provide a perspective on share performance that the Company considers to be more meaningful to shareowners.

                                       The Compensation Committee
                                       Victor A. Pelson, Chairman
                                       Gary E. MacDougal
                                       John W. Rogers

Shareowner Return Performance Graph

  The following graph shows a five year comparison, prepared in accordance with the rules of the SEC, of cumulative total shareowners' returns for UPS, the S&P 500 Index and the Dow Jones Transport Average (the "DJ Transport"). The comparison of the total cumulative return on investment (change in the quarterly stock price plus reinvested dividends) for each of the quarterly periods assumes that $100 was invested on December 31, 1993 in UPS, the S&P 500 Index and the DJ Transport.


                Comparison of Five Year Cumulative Total Return
                       (UPS, S&P 500 Index, DJ Transport)


                              [GRAPH APPEARS HERE]


Measurement Period           S&P 500         UPS       DJ Trans
-------------------          -------       -------     --------
12/31/93                     $   100       $   100     $   100
12/31/94                     $101.32       $   116     $ 83.69
12/31/95                     $139.26       $132.87     $115.41
12/31/96                     $171.15       $151.60     $132.98
12/31/97                     $228.18       $163.01     $193.93
12/31/98                     $293.39       $216.54     $189.13


  Because shares of UPS Common Stock are not traded on any exchange or in the organized over-the-counter market, share prices are not affected by some of the factors that influence the value of publicly traded securities, such as short-term market trends, supply and demand and the like. The fair value of UPS Common Stock is set quarterly by the Board of Directors based on a variety of factors, including past and current earnings, future earnings estimates, the ratio of UPS Common Stock to debt of UPS, other factors affecting the business and long-range prospects of UPS and general economic conditions, as well as opinions furnished from time to time by investment counselors acting as independent appraisers. The Board's decision as to prices considers factors affecting generally the market prices of publicly-traded securities, and prolonged changes in those prices could have an effect on the prices offered by UPS. The Board generally does not give substantial weight to short-term variations in average price-earnings ratios of publicly-traded securities, which at times have been considerably higher, and at other times considerably lower, than those for UPS's securities. Because the value of UPS Common Stock is not subject to the market fluctuations of publicly traded securities, UPS believes that a longer term perspective on share performance would be meaningful to shareowners.

  The following graph shows a ten year comparison of cumulative returns for UPS, the S&P 500 Index and the DJ Transport. The comparison of the total cumulative return on investment (change in the quarterly stock price plus reinvested dividends) for each of the quarterly periods assumes that $100 was invested on December 31, 1988 in UPS, the S&P 500 Index, and the DJ Transport.

                 Comparison of Ten Year Cumulative Total Return
                       (UPS, S&P 500 Index, DJ Transport)

                              [GRAPH APPEARS HERE]

Measurement Period           S&P 500         UPS       DJ Trans
-------------------          -------       -------     --------
12/31/88                     $   100       $   100     $   100
12/31/89                     $131.69       $112.06     $123.38
12/31/90                     $127.59       $121.59     $ 97.17
12/31/91                     $166.47       $131.46     $147.39
12/31/92                     $179.14       $156.29     $159.69
12/31/93                     $197.20       $179.72     $196.37
12/31/94                     $199.80       $208.47     $164.34
12/31/95                     $274.63       $238.78     $226.62
12/31/96                     $337.51       $272.46     $261.14
12/31/97                     $449.97       $292.95     $380.82
12/31/98                     $578.56       $389.17     $371.39

Compensation of Directors

   In 1998, directors who were not employees of UPS received an annual director's fee of $50,000. Members of the Audit, Officer Compensation and Nominating Committees who were not employees of UPS received an additional annual fee of $2,500 for each committee on which they served, except that committee chairmen received an additional annual fee of $4,000. Mr. Rogers has declined to accept any fees for his services as a director.

  UPS established a retirement plan in February 1991, which provided retirement and disability benefits for directors who were neither employees nor former employees of UPS ("Outside Directors"). Effective January 1, 1997, the Board agreed to discontinue this plan and, in conjunction therewith, increase the options for which Outside Directors are eligible under the 1996 Plan. In satisfaction of the obligations previously accrued under the retirement plan, the Board agreed to allocate to each director certain amounts. The amounts so allocated to each director will appreciate or depreciate in tandem with the changes in the share price of UPS Common Stock (inclusive of dividends). At the time each director ceases to be a director of UPS, the then current value of the account will be payable to him, or his designated beneficiary, either in cash or UPS Common Stock. The value of these accounts at December 31, 1998, was: Mr. Brown, $458,029; Mr. MacDougal, $458,029; Mr. Pelson, $229,014; and Mr. Teeter, $229,014. The value of Mr.
Kaysen's account at the time of his retirement was $429,632.

  In addition to permitting grants of options to eligible employees, the 1996 Plan provides for grants of non-qualified options to the Outside Directors. Such non-qualified options are granted on the first day in each year on which any option is granted to an employee optionee and allow such director to purchase a number of shares equal to 109.5% of such Outside Director's annual director's fee divided by the Current Price (as defined in the 1996 Plan) of UPS Common Stock. Each of Messrs. Brown, MacDougal, Pelson and Teeter and
Ms. Livermore were granted options under the 1996 Plan during 1998.

  Outside Directors also have the option of deferring some or all of the fees and/or retainer payable in connection with their services on the Board into the UPS Deferred Compensation Plan for Non-Employee Directors. Amounts deferred under such plan are treated as invested in certain mutual funds selected by each director. At the time a participating director ceases to be a director, the total value of the director's account shall be payable to him, or his designated beneficiary, in forty quarterly installments.

Compensation Committee Interlocks and Insider Participation

  The following non-employee directors are the members of the Officer Compensation Committee (the "Committee") of the Board of Directors: Victor A. Pelson, Gary E. MacDougal and John W. Rogers. None of the members of the Compensation Committee has any direct or indirect material interest in or relationship with UPS outside of his position as director and other than his benefits accrued while serving as an employee of UPS. Mr. Rogers is a former Chairman of the Board and Chief Executive Officer of UPS. He retired from active employment with UPS in 1989. To UPS's knowledge, there were no interlocks involving members of the Compensation Committee or other directors of UPS requiring disclosure in this proxy statement.

Certain Business Relationships

  William H. Brown, III, a director of UPS, is a partner of Schnader Harrison Segal & Lewis LLP, a law firm that provides legal services from time to time to UPS and its subsidiaries.

  Certain executive officers of the Company are trustees of the UPS Retirement Plan. The UPS Retirement Plan, through wholly-owned corporations, owns real property that is leased to UPS subsidiaries for operating purposes at rental rates determined by independent firms of real estate appraisers. The rentals charged UPS subsidiaries for the leased real estate during 1998 by this Plan aggregated $282,437.

               COMMON RELATIONSHIPS WITH OVERSEAS PARTNERS LTD.

  Overseas Partners Ltd. ("Overseas") was incorporated under Bermuda law in June 1983 as a wholly-owned subsidiary of UPS. On December 31, 1983, prior to commencing operations, Overseas was spun off when UPS paid a special dividend to UPS shareowners of one share of Overseas common stock for each share of UPS common stock then outstanding, resulting in the distribution of approximately 97% of the outstanding common stock of Overseas. In February 1999, UPS paid Overseas approximately $33,274,815 for approximately 1,677,158 shares of Overseas common stock to be distributed in connection with UPS Managers Incentive Plan awards.

  Certain employees, officers and a director of UPS are directors of Overseas. In considering which risks related to UPS's business to reinsure, or which leasing or other arrangements to enter into with UPS, these individuals consider the impact of their business decisions on each of the two companies. Although prevailing market conditions are among the factors considered by them in making such decisions, there can be no assurance that transactions relating to the two companies will be on the most favorable terms that could be obtained by either party in the open market. Further information relating to these reinsurance and leasing transactions are set forth below.

  UPS does not have any formal conflict of interest resolution procedures. Nevertheless, in connection with the insurance by Overseas of risks related to the business of UPS, UPS believes the rates charged by the primary insurers reinsured by Overseas are competitive with those charged to shippers utilizing other carriers. Additionally, in connection with major transactions in which UPS and Overseas have been involved, primarily leasing transactions, UPS has generally obtained fairness or valuation opinions from one or more leading investment banking firms or other organizations with significant expertise in the evaluation of the interests involved.

  As of March 1, 1999, UPS did not own any shares of Overseas common stock.

Reinsurance Transactions

  Overseas was organized to reinsure shippers' risks relating to packages carried by UPS as a common carrier as well as to underwrite life and property and casualty reinsurance for insureds unaffiliated with UPS. Since commencing operations on January 1, 1984, Overseas' reinsurance business has related primarily to reinsuring insurance issued by United States-based insurance companies unaffiliated with UPS or Overseas. This reinsurance covers the risk of loss or damage to shippers' packages carried by UPS's subsidiaries and unaffiliated foreign common carriers whose declared value exceeds $100 or equivalent in foreign currency. The reinsurance of excess value insurance does not involve transactions conducted between UPS and Overseas. Various subsidiaries of American International Group, Inc. (an insurance company unaffiliated with UPS) insure customer packages in return for premiums paid by the customers. Overseas reinsures these primary insurers, whose premium payments constitute Overseas' largest source of revenues and profits. Reinsurance premiums earned by Overseas for reinsuring risks from January 1, 1998 to December 31, 1998 were approximately $371.8 million. Overseas' reinsurance business has also included reinsurance of workers compensation insurance issued by another unaffiliated United States-based insurance company covering risks of a UPS subsidiary in the state of California.

Leasing Transactions

  Overseas' business has included leasing certain aircraft and real property to subsidiaries of UPS through Overseas Partners Capital Corporation ("OPCC"). OPCC is a wholly owned subsidiary of Overseas, and Overseas has guaranteed OPCC's performance of the leasing arrangements described below. In December 1989, OPCC acquired from UPS the Ramapo Ridge Facility (the "Facility"). Beginning in July 1990, the Facility was leased to UPS for an initial term ending in 2019. UPS uses the Facility as a data processing, telecommunications and operations center. Lease payments have fixed and variable components. The fixed component provides for aggregate lease payments of approximately $216.0 million over the initial term of the lease. The variable component is based on the number of customer accounts maintained by UPS.

  OPCC has irrevocably assigned the right to receive the fixed component of rentals on the Facility lease to its subsidiary, OPL Funding Corp. ("OPL Funding"), a Delaware corporation. OPL Funding pledged its interest in these payments to secure bonds issued to finance the acquisition of the leased assets. UPS's obligation to pay the fixed rentals to OPL Funding is absolute and unconditional during the initial term of each lease and continues after an early lease termination unless UPS pays to OPL Funding an amount sufficient to defease the remaining interest payments on the bonds. In the event that OPCC fails to pay certain income taxes, UPS is obligated to pay additional rentals to provide for such taxes. OPCC is required to reimburse UPS the amount of any such termination or tax payments.

  At the conclusion of this lease, UPS may purchase the Facility at fair market value. UPS has an option to purchase the land on which the Facility is located, but not the buildings, from OPCC in 2050 for approximately $63.7 million, subject to certain adjustments for increases in the fair market value of the land. In 1998, OPCC and its subsidiary, OPL Funding, received rental payments of approximately $14.7 million in the aggregate from UPS pursuant to the lease described above.

  In December 1989, OPCC acquired from UPS its rights to purchase from the Boeing Company five 757 aircraft that were then being manufactured. The aircraft were delivered to OPCC in 1990 and leased to UPS. From January to July 1998, OPL Funding received rental payments of approximately $12.4 million from UPS pursuant to the lease. In July 1998, UPS exercised an option under such lease to purchase from OPCC all five aircraft for approximately $202 million.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, subject to ratification by the shareowners, to audit the consolidated financial statements of UPS and its subsidiaries for the year ending December 31, 1999 and to prepare a report on such audit. A representative of Deloitte & Touche LLP will not be present at the meeting, but officers of UPS will be available to respond to appropriate questions by shareowners.

                            SOLICITATION OF PROXIES

  The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. The Company has engaged First Union to assist it in the proxy solicitation process and will pay such firm approximately $178,000 for its services. In addition, directors, officers and other employees of the Company may, without additional compensation, except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                                OTHER BUSINESS

  The Board is not aware of any business to be conducted at the Annual Meeting other than the proposals described herein. However, should any other matter requiring a vote of the shareowners arise, the proxies named in the accompanying proxy will vote in accordance with their best judgment.

  Under the By-laws of UPS and SEC regulations, any shareowner proposals or director nominations for the 2000 Annual Meeting of Shareowners must be received by the Secretary of UPS not later than November 16, 1999.

  A copy of the 1998 annual report on Form 10-K, including financial statements, as filed with the SEC , may be obtained without charge upon written request to: Secretary, United Parcel Service of America, Inc., 55 Glenlake Parkway, NE, Atlanta, GA 30328.

        ----------------------------TOP--------------------------------
                 UPS QUALIFIED STOCK OWNERSHIP PLAN AND TRUST
 Letter of Instructions to Execute Proxy for Annual Meeting of Shareowners of
                    UNITED PARCEL SERVICE OF AMERICA, INC.
                 Solicited on Behalf of the Board of Directors

FIRST UNION NATIONAL BANK
P.O. Box 41784
Philadelphia, PA 19101-1784

Ladies and Gentlemen:

  In connection with the annual meeting of shareowners of United Parcel Service of America, Inc. to be held in Wilmington, Delaware, on April 29, 1999, you are hereby instructed and directed to deliver a proxy to James P. Kelly and Joseph R. Moderow, or either of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding for the benefit of the undersigned in the UPS Qualified Stock Ownership Plan and Trust as of March 1, 1999, as follows:

1. ELECTION OF DIRECTORS     FOR ALL NOMINEES     WITHHOLD
                             LISTED BELOW [_]     AUTHORITY [_]
                             (except as marked    to vote for all the
                             to the contrary      nominees listed below
                             below)

 John W. Alden, William H. Brown, III, Robert J. Clanin, Michael L. Eskew, James P. Kelly, Ann M. Livermore, Gary E. MacDougal, Joseph R. Moderow,
 Kent C. Nelson, Victor A. Pelson, John W. Rogers, Charles L. Schaffer, Lea N. Soupata, Robert M. Teeter and Thomas H. Weidemeyer.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.
-------------------------------------------------------------------------------

2. FOR [_]    AGAINST  [_]    ABSTAIN  [_]

  the appointment of Deloitte & Touche LLP as auditors for UPS and its subsidiaries for the year ending December 31, 1999.

 In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                                    (OVER)
         --------------------------BOTTOM----------------------------

                          [LOGO OF UPS APPEARS HERE]

        ----------------------------TOP--------------------------------
                             FOLD AND DETACH HERE

This Letter of Instructions to Execute Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, the Proxy will be voted in the same proportion as the stock allocated under the UPS Qualified Stock Ownership Plan and Trust for which Letters of Instruction to Execute Proxy are received and voted.

----------------------------------     ------------------------------------
SIGNATURE (sign exactly as name        SIGNATURE OF CO-OWNER IF ANY
appears hereon)                        For joint accounts, all co-owners must
                                       sign. Ex-ecutors, administrators,
                                       custodians, trustees, etc. should so
                                       indicate when signing.

Dated this ________ day of              , 1999.

           Return this card in the enclosed Business Reply Envelope.

         --------------------------BOTTOM----------------------------

        ----------------------------TOP--------------------------------
                             FOLD HERE AND DETACH

                    UNITED PARCEL SERVICE OF AMERICA, INC.
          This Proxy is Solicited on Behalf of the Board of Directors
            Proxy for Annual Meeting of Shareowners--April 29, 1999

United Parcel Service of America, Inc.
ATTN: Secretary
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328

  The undersigned hereby appoints JAMES P. KELLY and JOSEPH R. MODEROW, or either of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock outstanding in the name of the undersigned as of March 1, 1999 at the annual meeting of shareowners of United Parcel Service of America, Inc. ("UPS") to be held at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, on April 29, 1999, and at any or all adjournments thereof; and the undersigned hereby instructs and authorizes said attorneys to vote as follows:

1. ELECTION OF DIRECTORS     FOR ALL NOMINEES     WITHHOLD AUTHORITY [_]
                             LISTED BELOW [_]     to vote for
                             (except as marked    all nominees
                             to the contrary      listed below
                             below)

 John W. Alden, William H. Brown, III, Robert J. Clanin, Michael L. Eskew, James P. Kelly, Ann M. Livermore, Gary E. MacDougal, Joseph R. Moderow, Kent
 C. Nelson, Victor A. Pelson, John W. Rogers, Charles L. Schaffer, Lea N. Soupata, Robert M. Teeter and Thomas H. Weidemeyer.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.
-------------------------------------------------------------------------------

2. FOR [_]    AGAINST  [_]    ABSTAIN  [_]

 the appointment of Deloitte & Touche LLP as auditors for UPS and its subsidiaries for the year ending December 31, 1999.

In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                                    (OVER)
         --------------------------BOTTOM----------------------------

        ----------------------------TOP--------------------------------
                             FOLD HERE AND DETACH


This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this Proxy will be voted FOR Proposals 1 and 2.

--------------------------------             ----------------------------------
SIGNATURE (sign exactly as name              SIGNATURE OF CO-OWNER IF ANY
appears hereon)                              For joint accounts, all co-owners
                                             must sign. Executors,
                                             administrators, custodians,
                                             trustees, etc. should so indicate
                                             when signing.

Dated this ________ day of            , 1999

           Return this card in the enclosed Business Reply Envelope.

         --------------------------BOTTOM----------------------------

        ----------------------------TOP--------------------------------
                            FOLD AND DETACH HERE

                               UPS STOCK TRUSTS
Which include the following: The UPS Stock Trust, UPS Managers Stock Trust and the UPS Employees Stock Trust
 Letter of Instructions to Execute Proxy for Annual Meeting of Shareowners of
                    UNITED PARCEL SERVICE OF AMERICA, INC.
                 Solicited on Behalf of the Board of Directors

FIRST UNION NATIONAL BANK
P.O. Box 41784
Philadelphia, PA 19101-1784

Ladies and Gentlemen:

  In connection with the annual meeting of shareowners of United Parcel Service of America, Inc. to be held in Wilmington, Delaware, on April 29, 1999, you are hereby instructed and directed to deliver a proxy to James P. Kelly and Joseph R. Moderow, or either of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding for the benefit of the undersigned in the various UPS Stock Trusts as of March 1, 1999, as follows:

1. ELECTION OF DIRECTORS       FOR ALL NOMINEES     WITHHOLD AUTHORITY [_]
                               LISTED BELOW [_]     to vote for all the
                               (except as marked    nominees listed below
                               to the contrary
                               below)


  John W. Alden, William H. Brown, III, Robert J. Clanin, Michael L. Eskew, James P. Kelly, Ann M. Livermore, Gary E. MacDougal, Joseph R. Moderow,
  Kent C. Nelson, Victor A. Pelson, John W. Rogers, Charles L. Schaffer, Lea N. Soupata, Robert M. Teeter and Thomas H. Weidemeyer.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.
-------------------------------------------------------------------------------

2. FOR [_]    AGAINST  [_]    ABSTAIN  [_]
  the appointment of Deloitte & Touche LLP as auditors for UPS and its subsidiaries for the year ending December 31, 1999.

 In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                                    (OVER)
         --------------------------BOTTOM----------------------------

        ----------------------------TOP--------------------------------
                            FOLD AND DETACH HERE


This Letter of Instructions to Execute Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, the Proxy will be voted FOR Proposals 1 and 2.

--------------------------------             ----------------------------------
SIGNATURE (sign exactly as name              SIGNATURE OF CO-OWNER IF ANY For
appears hereon)                              joint accounts, all co-owners must
                                             sign. Ex-ecutors, administrators,
                                             custodians, trustees, etc. should
                                             so indicate when signing.

Dated this ________ day of             , 1999.

           Return this card in the enclosed Business Reply Envelope. --------------------------BOTTOM----------------------------

        ----------------------------TOP--------------------------------
                            FOLD HERE AND DETACH
                           ANNIE E. CASEY FOUNDATION
                            STOCK COMPENSATION PLAN
 Letter of Instructions to Execute Proxy for Annual Meeting of Shareowners of
                    UNITED PARCEL SERVICE OF AMERICA, INC.
                 Solicited on Behalf of the Board of Directors

FIRST UNION NATIONAL BANK
P.O. Box 41784
Philadelphia, PA 19101-1784

Ladies and Gentlemen:

  In connection with the annual meeting of shareowners of United Parcel Service of America, Inc. to be held in Wilmington, Delaware, on April 29, 1999, you are hereby instructed and directed to deliver a proxy to James P. Kelly and Joseph R. Moderow, or either of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding for the benefit of the undersigned as of March 1, 1999, as follows:

1. ELECTION OF DIRECTORS      FOR ALL NOMINEES      WITHHOLD AUTHORITY [_]
                              LISTED BELOW [_]      to vote for all the
                              (except as marked     nominees listed below
                              to the contrary
                              below)

 John W. Alden, William H. Brown, III, Robert J. Clanin, Michael L. Eskew, James P. Kelly, Ann M. Livermore, Gary E. MacDougal, Joseph R. Moderow,
 Kent C. Nelson, Victor A. Pelson, John W. Rogers, Charles L. Schaffer, Lea N. Soupata, Robert M. Teeter and Thomas H. Weidemeyer.

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.
-------------------------------------------------------------------------------

2. FOR [_]    AGAINST  [_]    ABSTAIN  [_]

 the appointment of Deloitte & Touche LLP as auditors for UPS and its subsidiaries for the year ending December 31, 1999.

 In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

                                    (OVER)
         --------------------------BOTTOM----------------------------

        ----------------------------TOP--------------------------------
                            FOLD HERE AND DETACH


This Letter of Instructions to Execute Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, the Proxy will be voted FOR Proposals 1 and 2.

-------------------------------             -----------------------------------
SIGNATURE (sign exactly as name             SIGNATURE OF CO-OWNER IF ANY For
appears hereon)                             joint accounts, all co-owners must
                                            sign. Ex-ecutors, administrators,
                                            custodians, trustees, etc. should so
                                            indicate when signing.

Dated this ________ day of             , 1999.

           Return this card in the enclosed Business Reply Envelope. --------------------------BOTTOM----------------------------

FIRST UNION NATIONAL BANK                               P. O. BOX 41784
                                                        ATTN: PA 1204-ESS
                                                        PHILADELPHIA, PA
                                                        19101-1784
                                                        1-888-663-8325

                                                                  March 15, 1999

To Members of the UPS Stock Trusts:

  We have been advised that the Annual Meeting of Shareowners of United Parcel Service of America, Inc. (the "Corporation") will be held at 1209 Orange Street, Wilmington, Delaware, on April 29, 1999, at 9:00 A.M. A copy of the Notice of Meeting and Proxy Statement and a Letter of Instructions to execute the proxy, which is being solicited on behalf of the Board of Directors of the Corporation, are enclosed.

  Under the applicable trust agreement, we are to notify you of the time and place of the meeting and offer to furnish you, and furnish if requested, a proxy permitting you to vote at the meeting the number of shares of capital stock of the Corporation held by us under the trust for you. If you would like such a proxy, please advise us.

  Alternatively, you may use the enclosed Letter of Instructions to require us to vote your shares as you indicate. If you wish your stock voted in this manner, please complete, date, sign and return the Letter of Instructions to us in the enclosed pre-addressed postage-paid envelope.

  If we do not hear from you prior to April 22, 1999, we will execute and deliver to Joseph R. Moderow, the Secretary of the Corporation, a proxy to vote your shares.

                                        Very truly yours,

                                        First Union National Bank
                                        Trustee, UPS Stock Trusts

                                                       P.O. BOX 41784
FIRST UNION NATIONAL BANK                              ATTN: PA 1204-ESS
                                                       PHILADELPHIA, PA
                                                       19101-1784
                                                       1-888-663-8325

                                                                  March 15, 1999

To Participants in the UPS Qualified Stock Ownership
 Plan and Trust:

  We have been advised that the annual meeting of shareowners of United Parcel Service of America, Inc. (the "Corporation") will be held at 1209 Orange Street, Wilmington, Delaware, on April 29, 1999, at 9:00 A.M. A copy of the Notice of Meeting and Proxy Statement and a Letter of Instructions to execute the proxy, which is being solicited on behalf of the Board of Directors of the Corporation, are enclosed.

  Under the UPS Qualified Stock Ownership Plan and Trust Agreement, we are to notify you of the time and place of the meeting and furnish you the enclosed Letter of Instructions, which allows you to require us to vote your shares as you indicate. If you wish to instruct us how to vote your shares, please complete, date, sign and return the Letter of Instructions to us in the enclosed pre-addressed postage-paid envelope.

  If we do not hear from you prior to April 22, 1999, we will execute and deliver to Joseph R. Moderow, the Secretary of the Corporation, a proxy to vote your shares.

                                      Very truly yours,

                                      First Union National Bank
                                      Trustee, UPS Qualified Stock
                                      Ownership
                                      Plan and Trust

                                                       P.O. BOX 41784
FIRST UNION NATIONAL BANK                              ATTN: PA 1204-ESS
                                                       PHILADELPHIA, PA
                                                       19101-1784
                                                       1-888-663-8325

                                                                  March 15, 1999

To Participants in the Annie E. Casey
 Foundation Stock Compensation Plan:

  We have been advised that the annual meeting of shareowners of United Parcel Service of America, Inc. (the "Corporation") will be held at 1209 Orange Street, Wilmington, Delaware, on April 29, 1999, at 9:00 A.M. A copy of the Notice of Meeting and Proxy Statement and a Letter of Instructions to execute the proxy, which is being solicited on behalf of the Board of Directors of the Corporation, are enclosed.

  Under the Annie E. Casey Foundation Stock Compensation Plan, we are to notify you of the time and place of the meeting and offer to furnish you, and furnish if requested, a proxy permitting you to vote at the meeting the number of shares of capital stock of the Corporation held by us under the trust for you. If you would like such a proxy, please advise us.

  Alternatively, you may use the enclosed Letter of Instructions to require us to vote your shares as you indicate. If you wish your stock voted in this manner, please complete, date, sign and return the Letter of Instructions to us in the enclosed pre-addressed postage-paid envelope.

  If we do not hear from you prior to April 22, 1999, we will execute and deliver to Joseph R. Moderow, the Secretary of the Corporation, a proxy to vote your shares.

                                      Very truly yours,

                                      First Union National Bank